UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 7, 2006
COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)
Registrant’s telephone number, including area code: (818) 225-3000
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
     On September 7, 2006, the Second Restated Employment Agreement between Countrywide Financial Corporation (the “Company”) and Stanford L. Kurland dated as of February 28, 2003 (as amended by a First Amendment to Second Restated Employment Agreement entered into on January 1, 2004, the “Kurland Employment Agreement”) was terminated. Pursuant to the terms of the Kurland Employment Agreement, the termination of the Kurland Employment Agreement is effective 30 days from September 7, 2006. Mr. Kurland was previously the Company’s President and Chief Operating Officer.
     The Kurland Employment Agreement provides that Mr. Kurland will be entitled to receive as severance (i) continued payment of his current annual base salary and current benefits until twenty-four months from the termination date of the Kurland Employment Agreement (the “Kurland Severance Period”), (ii) an amount in respect of each fiscal year ending during the Kurland Severance Period equal to his cash incentive compensation paid for the 2005 fiscal year, (iii) an amount in respect of any portion of the Kurland Severance Period ending on a day other than the last day of a fiscal year equal to his cash incentive compensation paid for the 2005 fiscal year, calculated on a pro rata basis, and (iv) immediate vesting of all non-vested stock options and other equity compensation awarded under the Company’s equity plans. Mr. Kurland’s departure is being treated as a termination other than for “cause” for purposes of the Kurland Employment Agreement.
     The foregoing description of the Kurland Employment Agreement is qualified in its entirety by the actual terms of Mr. Kurland’s Second Restated Employment Agreement, which was filed as Exhibit 10.78 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 and is incorporated herein by reference. Mr. Kurland’s First Amendment to Second Restated Employment Agreement was filed as Exhibit 10.84 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) As described above, on September 7, 2006, Mr. Kurland ceased to serve as President and Chief Operating Officer.
     (c) Effective as of September 7, 2006, David Sambol was appointed as the Company’s President and Chief Operating Officer. Mr. Sambol joined the Company in 1985 and became a Managing Director in July 1994. He has served the Company in a number of executive positions, including Senior Managing Director and Chief of Production. In January 2004, Mr. Sambol was elected Executive Managing Director and Chief of Mortgage Banking and Capital Markets. Prior to his appointment as the Company’s President and Chief Operating Officer, Mr. Sambol was the Company’s Executive Managing Director, Business Segment Operations, and also served as the President and Chief Operating Officer of the Company’s principal operating subsidiary, Countrywide Home Loans, Inc. Mr. Sambol is currently 46 years old.
     Mr. Sambol will initially remain employed pursuant to the terms of his Second Restated Employment Agreement with the Company, dated as of February 28, 2003 (as amended by a First Amendment to Second Restated Employment Agreement entered into on January 1, 2004, the “Sambol Employment Agreement”). The Sambol Employment Agreement became effective March 1, 2003 and provides for services through December 31, 2008. Under the Sambol Employment Agreement, Mr. Sambol is currently receiving base salary at the annual rate of $1,200,000, and is eligible to receive an annual cash bonus as determined in accordance with the Company’s annual incentive plan. Mr. Sambol is also eligible to receive additional incentive compensation in the form of grants of stock options, restricted stock or other forms of compensation as determined by the Company’s Compensation Committee, as well as certain other benefits described in the Sambol Employment Agreement.
     If Mr. Sambol’s employment is terminated by the Company without “cause,” he will be entitled to receive as severance (i) continued payment of his then current annual base salary and then current benefits until twenty-four months from the termination date of the Sambol Employment Agreement (the “Sambol Severance Period”), (ii) an amount in respect of each fiscal year ending during the Sambol Severance Period equal to his cash incentive compensation paid for the fiscal year immediately preceding the year his employment terminates, (iii) an amount in respect of any portion of the Sambol Severance Period ending on a day other than the last day of a fiscal year equal to his cash incentive compensation paid for the fiscal year immediately preceding the year his employment terminates, calculated on a pro rata basis, and (iv) immediate vesting of all non-vested stock options and other equity compensation awarded under the Company’s equity plans.
     If, following a “change in control” as defined in the Sambol Employment Agreement, Mr. Sambol is terminated by the Company without “cause,” or if he terminates his employment for a “good reason” as defined under the Sambol Employment Agreement, then his severance benefits are generally increased and will equal three times the sum of (i) his annual base salary as of the date of such termination and (ii) the greater of (x) the average of his aggregate bonus and/or cash incentive award for each of the two fiscal years preceding the fiscal year of such termination and (y) the bonus and/or incentive award paid to him for the fiscal year immediately preceding the date of the change in control. In addition, Mr. Sambol will receive immediate vesting of all non-vested stock options and other equity compensation awarded under the Company’s equity plans, and the Company is required to afford him and each of his dependents and beneficiaries, for a period of up to three years, certain other benefits provided to Mr. Sambol and such other persons prior to the termination of employment.
     The foregoing description of the Sambol Employment Agreement is qualified in its entirety by the actual terms of Mr. Sambol’s Second Restated Employment Agreement, which was filed as Exhibit 10.79 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 and is incorporated herein by reference. Mr. Sambol’s First Amendment to Second Restated Employment Agreement was filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
     A brother-in-law of Mr. Sambol, who has been an employee since 2000, is currently employed as the Company’s Senior Vice President, Strategic Business Alliance Development, for approximately $390,000 annually. Mr. Sambol’s brother-in-law received a grant of 3,721 options in April 2005 that were immediately exerciseable and had an exercise price equal to the fair market value of the Company’s common stock on the grant date and a grant of 3,500 stock appreciation rights in April 2006 that vest ratably over three years and had an exercise price equal to the fair market value of the Company’s common stock on the grant date. In addition, Mr. Sambol’s brother-in-law is entitled to receive employee benefits generally available to all employees.
     Mr. Sambol will be replacing Stanford L. Kurland, who previously held the position of President and Chief Operating Officer.
     On September 8, 2006, the Company issued a press release announcing the appointment of Mr. Sambol as President and Chief Operating Officer and Mr. Kurland leaving the Company. A copy of that press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
99.1	Press Release dated September 8, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION
Dated: September 8, 2006	/s/ David Sambol
	Name:	David Sambol
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit
No.

99.1	Press Release dated September 8, 2006.

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